Exhibit 99.1

Ichor Announces Preliminary Results for the Third Quarter of 2021

Revenue Growth Expectations Impacted by Increased Restrictive Measures Imposed in

Malaysian State of Selangor during the Third Quarter

FREMONT, Calif., October 22, 2021–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced preliminary third quarter 2021 financial results.

For the third quarter of 2021, Ichor expects to report:

•	Revenue of approximately $263 million;
•	Gross margin of 16.6% to 16.7% on both a GAAP and non‑GAAP basis; and
•	Diluted earnings per share of $0.63 to $0.65 on a GAAP basis and $0.80 to $0.82 on a non‑GAAP basis.

Commenting on the announcement, Jeffrey Andreson, chief executive officer, said “As we discussed during our August conference call, in response to a sharp increase in COVID‑19 cases, in June 2021 the Malaysian government instituted an Enhanced Movement Control Order (EMCO), which impacted our Selangor weldment operations (located near Kuala Lumpur) through both on-site employee restrictions as well as a complete shutdown of all manufacturing in the region during early July. The facility shut down requirement impacted businesses in the state of Selangor but did not impact business located in most areas of the country, such as Penang. While we were able to reopen our factory in mid-July, once the government confirmed that Ichor was an essential business, we remained under the headcount limitations until the third week of August. With 50% of our weldment capacity located in Selangor, our overall output in Malaysia was reduced by 40% in the third quarter due to the EMCO restrictions. In alignment with our global manufacturing strategy, we were able to increase supply in our other sites as well as through other partners in our supply chain to offset a large portion of the reduced capacity; however, we were not able to completely offset the impact on our integration sites for fluid delivery subsystems and as a result our revenues for the quarter came in below our guidance range.” Mr. Andreson concluded, “There has been no change in demand for our products as we look to the fourth quarter and into 2022, and today our Malaysia operation is running at full capacity. We continue to see strengthening demand and expect that the fourth quarter will set a new quarterly revenue record for Ichor. Given our current visibility and assessment of supply chain dynamics, we expect fourth quarter 2021 revenues of approximately $290 million, plus or minus $15 million, with continued growth expected to extend into 2022.”

Third Quarter 2021 Earnings Conference Call Information

Just after 1:00 pm Pacific Time on November 2nd, we will issue our third quarter 2021 earnings press release. Both the earnings press release and supplemental financial information will be available on our investor website, ir.ichorsystems.com, after the market close. We will conduct a conference call to discuss our third quarter 2021 results and business outlook on November 2, 2021, at 1:30 p.m. Pacific Time.

To listen to a live webcast of the call, please visit our investor relations website at ir.ichorsystems.com, or go to the live link at webcast-eqs.com/ichorholdings11022021. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13723666. After the call, an on-demand replay will be available at the same webcast link.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non‑GAAP financial results, including non‑GAAP diluted earnings per share (“diluted EPS”). Management uses these non‑GAAP metrics to evaluate our operating and financial results. We believe the presentation of non‑GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non‑GAAP diluted EPS is defined as non‑GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non‑GAAP net income is defined as net income excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including contract settlement losses and facility shutdown costs; and (2) the tax impacts associated with our non‑GAAP adjustments, as well as non-recurring discrete tax items.

Non‑GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non‑GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non‑GAAP results as a tool for comparison.

Because of these limitations, you should consider non‑GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non‑GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non‑GAAP results and you should not infer from our presentation of non‑GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery systems and subsystems, collectively known as fluid delivery systems and subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery systems and subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended September 24, 2021, June 25, 2021, and September 25, 2020 were all 13 weeks. References to the second and third quarters of 2021 and the third quarter of 2020 relate to the three-month periods then ended. Our fourth quarter ending December 31, 2021 will be 14 weeks.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our fourth fiscal quarter of 2021, statements regarding the impacts of the COVID-19 pandemic, materials or component shortages internally and/or from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers, and (11) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on March 5, 2021.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in millions, except per share amounts)

(unaudited)

The following table presents our expected non-GAAP net income and a reconciliation from U.S GAAP net income, the most comparable GAAP measure. Amounts represent the midpoint of the ranges provided at the beginning of this press release.

Three Months Ended
September 24, 2021
U.S. GAAP net income	$18.5
Non-GAAP adjustments:
Amortization of intangible assets	3.4
Share-based compensation	3.0
Other non-recurring expense, net (1)	0.1
Tax adjustments related to non-GAAP adjustments (2)	(1.6)
Non-GAAP net income	$23.4
U.S. GAAP diluted EPS	$0.64
Non-GAAP diluted EPS	$0.81
Shares used to compute diluted EPS	29.0

(1)	Included in this amount for the third quarter of 2021 are primarily non-capitalized costs incurred in connection with our implementation of a new ERP system.
(2)

Adjusts U.S. GAAP income tax expense (benefit) for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.